UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K/A

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 30, 2014
Date of Report (Date of earliest event reported)

S&W SEED COMPANY
(Exact Name of Company as Specified in Its Charter)

Nevada	001-34719	27-1275784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25552 South Butte Avenue
Five Points, CA    93624

(Address of Principal Executive Offices Including Zip Code)

(559) 884-2535
(Company's Telephone Number, Including Area Code)

       Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 31, 2014, S&W Seed Company (the "Registrant") filed its Form 8-K (the "Original Form 8-K") to report, among other things, the entry into a Securities Purchase Agreement pursuant to which the Registrant would issue and sell in a private placement to certain accredited investors (i) senior secured convertible debentures in an aggregate principal amount of up to $27,000,000 (the "Debentures"), and (ii) common stock purchase warrants for the purchase of up to 2,700,000 shares of the Registrant's common stock. The Original Form 8-K correctly stated the material terms of the Debentures, but the form of Debenture that was filed as Exhibit 10.2 to the Original Form 8-K was incorrect. This Amendment No. 1 to Form 8-K is filed with the correct Exhibit 10.2 to remedy the error.

Please refer to the full text of the form of Debenture, a copy of which is filed as Exhibit 10.2 to this Report on Form 8-K/A.

Except to the extent expressly set forth herein, this Form 8-K/A speaks as of the filing date of the Original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date. Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the Original Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.2	Form of 8% Senior Secured Convertible Debenture

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

S&W SEED COMPANY

By: /s/ Matthew K. Szot

Matthew K. Szot
Executive Vice President of Finance and Administration and Chief Financial Officer

Date: January 5, 2015

EXHIBIT INDEX

Exhibit	Description

10.2	Form of 8% Senior Secured Convertible Debenture